EXHIBIT 4.06
OPTIMOST LLC
2006 EQUITY COMPENSATION PLAN
     The purpose of the Optimost LLC 2006 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Optimost LLC (the “Company”) and its subsidiaries, (ii) certain advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Management Committee of the Company (the “Board”) with the opportunity to receive grants of incentive stock options and nonqualified options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s members, and will align the economic interests of the participants with those of the members.
     1. Administration
     (a) Committee. The Plan shall be administered and interpreted by a committee appointed by the Board (the “Committee”). Prior to the Company becoming a “Reporting Company” as described in Section 18(b), the Board may exercise any power or authority of the Committee under the Plan and, in such case, references to the Committee hereunder, as they relate to Plan administration, shall be deemed to include the Board as a whole. After the Company becomes a Reporting Company, the Committee shall consist of two or more persons appointed by the Board, all of whom may be “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and may be “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.
     (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan, and need not be uniform as to similarly situated individuals.

     2. Grants
     Awards under the Plan may consist of grants (collectively, the “Grants”) of (1) on or after the Company becomes a Reporting Company, incentive stock options as described in Section 5 (“Incentive Stock Options”) and (2) Nonqualified Options as described in Section 5 (“Nonqualified Options”) (Incentive Stock Options and Nonqualified Options are collectively referred to as “Options”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the “Grant Instrument”) or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees. With respect to Options granted under the Plan to California residents, and only to the extent required to exempt the offer of securities from the qualification requirements under California law, the provisions set forth in Appendix A hereto shall apply, notwithstanding anything in the Plan or a Grant Instrument to the contrary.
     3. Units Subject to the Plan
     (a) Units Authorized. For purposes of the Plan, a Unit means (i) prior to the Company becoming a Reporting Company, one Class A Unit of the Company and (ii) on and after the Company becomes a Reporting Company, one or more units of equity interest in the Company as determined pursuant to Section 3(b). Subject to the adjustment specified below, the aggregate number of Units of the Company that may be issued or transferred under the Plan is 3,000,000 Units. The maximum aggregate number of Units that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 200,000 Units. The Units may be authorized but unissued Units or reacquired Units, including Units purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the Units subject to such Grants shall again be available for purposes of the Plan.
     (b) Adjustments. If there is any change in the number or kind of Units outstanding (i) by reason of a dividend, spinoff, recapitalization, split or combination or exchange of Units, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, (iv) by reason of any other extraordinary or unusual event affecting the outstanding Units of the Company as a class without the Company’s receipt of consideration, or (v) by reason of the Company being a Reporting Company, or if the value of outstanding Units is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of Units available for Grants, the maximum number of Units that any individual participating in the Plan may be granted in any year, the number of Units covered by outstanding Grants, the kind of Units issued under the Plan and the price per Unit or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Units to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional Units resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

     4. Eligibility for Participation
     (a) Eligible Persons. All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Advisors who perform services to the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.
     (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of Units subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”
     5. Granting of Options
     (a) Number of Units. The Committee shall determine the number of Units that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.
     (b) Type of Option and Price.
     (i) On or after the Company becomes a Reporting Company, the Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Options may be granted to Employees, Non-Employee Directors and Key Advisors.
     (ii) The purchase price (the “Exercise Price”) of Units subject to an Option shall be determined by the Committee and shall be equal to, or greater than, the Fair Market Value (as defined below) of a Unit on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns Units possessing more than 10 percent of the total combined voting power of all Units and other classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per Unit is not less than 110% of the Fair Market Value of a Unit on the date of grant.
     (iii) If the Units are publicly traded, then the Fair Market Value per Unit shall be determined as follows: (x) if the principal trading market for the Units is a national securities exchange or the NASDAQ National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Units are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of a Unit on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Units are not publicly traded or, if publicly traded, are not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per Unit shall be as determined by the Committee.
     (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns Units possessing more than 10 percent of the total combined voting power of all Units and other classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.
     (d) Exercisability of Options.
     (i) Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
     (ii) Notwithstanding the foregoing, the Option may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Non-Employee Director or Key Advisor to exercise the Option as to any part or all of the Units subject to the Option prior to the full vesting of the Option. Any unvested Units so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the lesser of (x) the original purchase price and (y) the Fair Market Value of the Units, or to any other restriction the Committee determines to be appropriate.
     (e) Termination of Employment, Disability or Death.
     (i) Except as provided below, an Option may only be exercised while the Grantee is employed by the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by the Company for any reason other than “disability,” death or “termination for cause,” any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

     (ii) In the event the Grantee ceases to be employed by the Company on account of a “termination for cause” by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company.
     (iii) In the event the Grantee ceases to be employed by the Company because the Grantee is “disabled,” any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.
     (iv) If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed on account of a termination of employment specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.
     (v) For purposes hereof:
     (A) “Company,” when used in the phrase “employed by the Company,” shall mean the Company and its parent and subsidiary corporations.
     (B) “Employed by the Company” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.
     (C) “Disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code.
     (D) “Termination for cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that (1) the Grantee has breached his or her employment, service, noncompetition, nonsolicitation or other similar contract with the Company or its parent and subsidiary corporations, (2) has been engaged in disloyalty to the Company or its parent and subsidiary corporations, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, (3) has disclosed trade secrets or confidential information of the Company or its parents and subsidiary corporations to persons not entitled to receive such information or (4) has entered into competition with the Company or its parent or Subsidiary Corporations. Notwithstanding the foregoing, if the Grantee has an employment agreement with the Company defining “termination for cause,” then such definition shall supersede the foregoing definition.
     (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) if approved by the Committee in its sole discretion, by delivering Units owned by the Grantee for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes (including Units acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Committee may approve, including, after the Company becomes a Reporting Company, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; provided, that, for purpose of assisting an Optionee to exercise an Option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Committee may authorize. Units used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) in cash at the time of exercise.
     (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Units on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other equity compensation plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).
     6. Withholding of Taxes
     (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. The Company may require the Grantee to pay to the Company in cash the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.
     (b) Election to Withhold Units. If the Committee (in its sole discretion) so permits, a Grantee may elect to satisfy the Company’s income tax withholding obligation with respect to an Option paid in Company Units by having Units withheld up to an amount that does not exceed the Grantee’s maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.
     7. Transferability of Grants
     (a) Except as provided in Section 7(b), only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.
     (b) Transfer of Nonqualified Options. The Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
     8. Right of First Refusal and other Restrictions on Transfer of Units
     If at any time an individual desires to sell, encumber, or otherwise dispose of Units distributed to him under this Plan, the individual shall first comply with the transfer restrictions set forth in the Company’s Amended and Restated Operating Agreement, as amended from time to time (the “Operating Agreement”). Any transfer that does not so comply shall be null and void.
     9. Purchase by the Company
     Unless otherwise determined by the Board or Committee at or after grant, in the event of the Optionee’s termination of employment or performance of services for the Company, the Company shall have the right to repurchase all Units issued or to be issued to the Optionee under this Plan at Fair Market Value but not less than the Optionee’s cost. In the event that the Board or Committee determines in good faith that the Optionee has materially breached any non-compete or confidentiality agreement with the Company after termination of his or her status as an Employee or Consultant, the price at which the Company shall have the right to repurchase such Units shall be equal to the exercise price or purchase price paid by the Optionee. Any repurchase shall be made in accordance with accounting rules to avoid adverse accounting treatment.
     The Company’s right to repurchase shall be exercisable at any time within one year after the date of Optionee’s termination of employment or performance of service by the delivery of written notice by the Company to such effect to the Optionee, his executor, administrator or beneficiaries. Within 30 days after receipt of such notice, the Optionee, his executor, administrator or beneficiaries shall deliver a certificate or certificates for the shares being sold, together with appropriate duly signed stock powers transferring such shares to the Company, and the Company shall deliver to the Optionee, his executor, administrator or beneficiaries the Company’s check in the amount of the purchase price for the shares being sold.
     The Units are also subject to any repurchase provisions set forth in the Operating Agreement.
     10. Reorganization of the Company.
     (a) Reorganization. As used herein, a “Reorganization” shall be deemed to have occurred if the members of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the members of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, Units entitling such members to more than 50% of all votes to which all members of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company or (iii) a liquidation or dissolution of the Company.
     (b) Assumption of Grants. Upon a Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.
     (c) Other Alternatives. Notwithstanding the foregoing, in the event of a Reorganization, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Units as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Units subject to the Grantee’s unexercised Options exceeds the Exercise Price of the Options, or (ii) after accelerating all vesting and giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Reorganization or such other date as the Committee may specify.
     (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Reorganization, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (b) above) that would make the Reorganization ineligible for desired tax treatment if, in the absence of such right, the Reorganization would qualify for such treatment and the Company intends to use such treatment with respect to the Reorganization.
     11. Change of Control of the Company.
     (a) As used herein, a “Change of Control” shall be deemed to have occurred if:
     (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than Mark Wachen or any of his family members becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board; or
     (ii) Any person has commenced a tender offer or exchange offer for a majority of the voting power of the then outstanding Units of the Company.
     (b) Notice and Acceleration. Upon a Change of Control, vesting of all Options will accelerate 12 months (that is, the Optionee will be deemed to have completed an additional 12 full months of continuous service upon a Change in Control).
     (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Units as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Units subject to the Grantee’s unexercised Options exceeds the Exercise Price of the Options or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.
     (d) Committee. The Committee making the determinations under this Section 11 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of Subsection (b) of this Section shall apply in the case of such a Change of Control, and the Committee shall not have discretion to vary them.
     (e) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.
     12. Requirements for Issuance or Transfer of Units
     (a) Securityholder’s Agreement. The Committee may require that a Grantee execute a securityholder’s agreement, with such terms as the Committee deems appropriate, with respect to any Units distributed pursuant to this Plan. Each Grantee shall become a party to the Operating Agreement.
     (b) Limitations on Issuance or Transfer of Units. No Units shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Units have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Units as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Units may be legended to reflect any such restrictions. Certificates representing Units issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.
     13. Amendment and Termination of the Plan
     (a) Amendment. The Board may amend or terminate the Plan at any time.
     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the members.
     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accordance with the Plan or may be amended by agreement of the Company and the Grantee consistent with the Plan.
     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
     14. Funding of the Plan
     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.
     15. Rights of Participants
     Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.
     16. No Fractional Units
     No fractional Units shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Units or whether such fractional Units or any rights thereto shall be forfeited or otherwise eliminated.
     17. Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.
     18. Effective Date of the Plan; Definition of Terms.
     (a) Effective Date. The Plan shall be effective as of November 15, 2006.
     (b) Reporting Company. The provisions of the Plan that refer to the Company becoming a Reporting Company, or that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act or section 162(m) of the Code, shall be effective, if at all, upon the initial registration of the Units under Section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such Units are so registered.
     (c) Public Offering. All references in the Plan to a Public Offering shall refer to the consummation of the first registered public offering of Units of the Company in a firm commitment underwriting.
     19. Miscellaneous
     (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted unit grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.
     (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer Units under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.
     (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of New York.

APPENDIX A
PROVISIONS FOR CALIFORNIA RESIDENTS
With respect to Options granted under the Optimost LLC 2006 Equity Compensation Plan (the “Plan”) to California residents, and only to the extent required to exempt the offer of securities from the qualification requirements under California law, the following provisions shall apply notwithstanding anything in the Plan or a Grant Instrument to the contrary:
•	The Option shall provide an exercise price which is not less than 85% of the Fair Market Value of a Unit on the date the Option is granted, except that the price shall be at least 110% of the Fair Market Value of a Unit on the date the Option is granted in the case of any person who, at the time of grant, owns securities possessing more than 10% of the total combined voting power of all Units and other classes of securities of the Company or any parent or subsidiary of the Company.

•	The Option shall be non-transferable other than by will, by the laws of descent and distribution, or (to the extent permitted by the Committee) as otherwise permitted by Rule 701 of the Securities Act of 1933, as amended.

•	The Grantee shall have the right to exercise at the rate of at least 20% per year over 5 years from the date the Option is granted, subject to reasonable conditions such as continued employment; provided, however, that if the Option is granted to an officer, director, or consultant of the Company or its subsidiaries, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

•	In the event of termination of employment other than for “cause” (as defined by applicable law, the terms of the Plan, a Grant Instrument or a contract of employment), the Grantee shall have the right to exercise the Option as follows (but only to the extent that the Grantee is otherwise entitled to exercise the Option on the date employment terminates, and in no event later than the expiration date of the Option):
•	At least 6 months from the date of termination of employment if termination was caused by death or disability (which means that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment); or

•	At least 30 days from the date of termination of employment if termination was caused by other than death or disability.
•	The Plan shall terminate on the day immediately preceding the tenth anniversary of the date the Plan is adopted or the date the Plan is approved by the security holders of the Company, whichever is earlier.

•	The Company’s security holders must approve the Plan within 12 months before or after the date the Plan is adopted by the Board.

•	The Company will provide financial statements to each Grantee annually during the period such individual has Options outstanding to the extent required under Section 260.140.46 of Title 10 of the California Code of Regulations (“CCR”).

A-1

•	If provisions in the Grant Instrument give the Company the right to repurchase securities upon termination of employment,
•	at not less than the Fair Market Value of the securities to be repurchased on the date of termination of employment, then such right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the securities within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise), and such right terminates when the Company’s securities become publicly traded; or

•	at the original purchase price or exercise price, then such right to repurchase shall lapse at the rate of at least 20% of the securities per year over 5 years from the date the Option is granted (without respect to the date the Option was exercised or became exercisable) and must be exercised for cash or cancellation of purchase money indebtedness for the securities within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise).
In addition to the restrictions set forth above, the securities held by an officer, director, manager or consultant of the Company or its affiliates may be subject to additional or greater restrictions as determined by the Committee.

•	The Company will comply with Section 260.140.1 of Title 10 of the CCR with respect to the voting rights of common stock and similar equity securities.
Options granted to California residents are intended to comply with Section 25102(o) of the California Corporations Code. Any provision of the Plan that is inconsistent with Section 25102(o), including without limitation any provision of the Plan that is more restrictive than would be permitted by Section 25102(o) as amended from time to time, shall, without further act or amendment by the Committee, be reformed to comply with the requirements of Section 25102(o). If at any time the Committee determines that the delivery of securities under the Plan to California residents is or may be unlawful under U.S. federal or state securities laws, the right to exercise an Option or receive securities pursuant to an Option shall be suspended until the Committee determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the securities subject to an Option under U.S. federal or state laws.
Unless otherwise defined herein, capitalized terms used in this Appendix A are defined in the Plan.

A-2

FIRST AMENDMENT TO THE OPTIMOST LLC
2006 EQUITY COMPENSATION PLAN
     WHEREAS, the Optimost LLC 2006 Equity Compensation Plan (the “Plan”) was adopted effective as of November 15, 2006; and
     WHEREAS, pursuant to section 13(a) of the Plan, the members of the Management Committee of Optimost LLC can amend the Plan at any time; and
     WHEREAS, pursuant to the terms of the Agreement and Plan of Merger dated on or about October 16, 2007 by and among Interwoven, Inc., Optimost LLC, Broadway Merger LLC, a wholly owned acquisition subsidiary of Interwoven, Inc., and Mark Wachen as representative (the “Merger”), Optimost LLC shall grant, prior to the closing date of the Merger, stock options to certain key employees; and
     WHEREAS, it desired to amend the Plan to permit the grant of such stock options.
     NOW, THEREFORE, the Plan is hereby amended effective October 16, 2007 as follows:
1. Section 3(a) of the Plan is hereby amended by replacing “3,000,000” in the second sentence thereof with “[insert number].”
2. Section 3(a) of the Plan is hereby amended by replacing “200,000” in the third sentence thereof with “[insert number].”
3. Section 5(b)(ii) of the Plan is hereby amended in its entirety to read as follows.
The purchase price (the “Exercise Price”) of Units subject to a Nonqualified Option shall be determined by the Committee. The Exercise Price of Units subject to an Incentive Stock Option shall be determined by the Committee and shall be equal to, or greater than, the Fair Market Value (as defined below) of a Unit on the date the Incentive Stock Option is granted; provided however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns Units possessing more than 10 percent of the total combined voting power of all Units and other classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per Unit is not less than 110% of the Fair Market Value of a Unit on the date of grant.
4. Section 5(f) of the Plan is hereby amended in its entirety to read as follows:
A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option in cash, or if approved by the Committee in its sole discretion, (i) by delivering Units already owned by the Grantee, (ii) by withholding and surrender of the Units subject to the Option, or (iii) by such other method as the Committee may approve, including, after the Company becomes a Reporting Company, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; provided that, for purpose of assisting an

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Optionee to exercise an Option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Committee may authorize. Payment may also be made in any other form approved by the Committee, consistent with applicable law, regulations and rules. The Grantec shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise.
5. Section 11(b) of the Plan is hereby amended by adding the following two sentences to the end thereof:
For the avoidance of doubt, the Merger by and among Interwoven, Inc., Optimost LLC, Broadway Merger LLC, a wholly owned acquisition subsidiary of Interwoven, Inc., and Mark Wachen as representative (the “Merger”) shall be considered a Change of Control and the Optionee will be deemed to have completed an additional 12 full months of continuous service. Any Options granted in connection with the Merger shall not beentitled to such acceleration of Vesting upon the closing of the Merger.
Except as otherwise provided in this First Amendment, all other terms and conditions of the Plan shall continue in full force and effect.
     IN WITNESS WHEREOF, the members of the Management Committee of Optimost LLC have caused this First Amendment to be executed as of the 16th day of October, 2007.

OPTIMOST LLC MANAGEMENT COMMITTEE
/s/ Optimost LLC Management Committee

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UNIT OPTION AGREEMENT
     AGREEMENT, dated as of [DATE], between Optimost LLC, a New York limited liability company (the “Company”), and [NAME] (the “Grantee”)
     WHEREAS, the Company has adopted its 2006 Equity Incentive Plan (the “Plan”), which Plan is incorporated in this Agreement by reference and made a part of it; and
     WHEREAS, in consideration of the Grantee’s performance of services for the Company as an employee or consultant, the Company desires to grant, and the Grantee desires to accept, an option to purchase Class A Units of the Company on the terms and conditions set forth herein, in accordance with the Plan;
     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:
Section 1. Option To Purchase Units.
     1.1. Option. The Company hereby grants to the Grantee an irrevocable option (the “Option”) to purchase the number of Class A Units of the Company (the “Units”) as is listed on the attached Schedule A. Upon the terms and conditions of this Agreement, the Grantee may purchase the number of Units at an exercise price per Unit (the “Exercise Price”) as is listed on the attached Schedule A. The Option may be exercised by the Grantee, in whole or in part, from time to time after the date of grant listed on Schedule A and prior to the termination of the Option in accordance with the terms of this Agreement and the Plan. This Option is not intended to satisfy the requirements for “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
     1.2. Exercise of Option. In the event the Grantee wishes to exercise the Option, in accordance with the restrictions specified below, the Grantee shall send a written notice to the Company (the “Unit Exercise Notice”) specifying a date for the closing of such purchase.
     1.2.1. Vesting. The right to exercise an Option is limited as hereinafter provided:
          (a) The Option may be exercised as hereinafter provided only to the extent that it has become vested as provided herein.
          (b) The Options shall vest as follows:
               (i) The Option is granted on the date listed on Schedule A.
               (ii) An Option shall not begin to vest until the dated indicated on Schedule A (“Initial Vesting Date”). Twelve forty-eighths (12/48) of the Option will vest on the Initial Vesting Date, and an additional one forty-eighth (1/48) will vest for each additional calendar month thereafter until the Option is fully vested, provided that the

Grantee will cease to vest in additional portions of the Option upon his or her termination of employment with the Company for any reason.
     1.3. Registration of Units and Lock-Up Period. In the event the Company registers the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), the Grantee, upon notice from the Company, shall not sell or otherwise transfer any securities of the Company obtained in connection with this Agreement, during the 180-day period following the effective date of a registration statement filed under the Securities Act; provided, however, that such registration shall only apply to the Company’s initial public offering. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.
     1.4. Transferability. This Option may not be transferred except in the case of the death of the Grantee, as provided in the Plan.
     1.5. Terms of Plan. The Plan, a copy of which is attached hereto, is incorporated herein by reference and is made part of this Agreement as if fully set forth herein. This Agreement is subject to, and the Company and the Grantee agree to be bound by, all the terms and conditions of the Plan as the same exists at the time this Agreement was entered. The Plan shall control in the event there is any express conflict between the Plan and the terms hereof, and on such matters that are expressly covered in this Agreement. Subsequent amendments of the Plan shall not adversely affect the Grantee’s rights under the Agreement without Grantee’s consent.
Section 2. Condition To Delivery Of Units
     The Company’s obligation to deliver Units upon exercise of the Option is subject only to the condition that the Grantee be employed by the Company on the date the right to exercise the Option vests and that the Grantee executes a joinder to the Amended and Restated Limited Liability Company Agreement of the Company in form satisfactory to the Company which shall provide that the Grantee shall become a Member party thereto and the Units to be delivered upon exercise of the Option shall be held subject to all of the terms and conditions of such Agreement. If the Grantee has exercised the Option prior to vesting in accordance with Section 1.4, any transfer of Units by the Company shall be subject to the restrictions provided in Section 1.4. If the Grantee’s employment has been terminated, the Company’s obligation to deliver Units shall be as set forth in Sections 1.3 and 1.4 of this Agreement.
Section 3. The Closing
     3.1. Closing Date. Any closing hereunder shall take place on the date specified by the Grantee in his or her Unit Exercise Notice pursuant to Section 1 at 10:00 A.M., at the offices of the Company, or at such other time and place as the parties hereto may agree (the “Closing Date”). On the Closing Date, the Company will deliver the Units and the Grantee will purchase such Units from the Company at the price per Unit equal to the Exercise Price. In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contribution Act (“FICA”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Grantee in connection with the exercise, these amounts must

2

be remitted to the Company in addition to the Exercise Price. Any payment made by the Grantee to the Company pursuant to this Agreement shall be made by wire transfer or by certified, bank or personal check.
     3.2. Legends. Any certificates representing the Units may bear an appropriate legend relating to the fact that such Units have not been registered under the Securities Act.
Section 4. Representations And Warranties Of The Grantee
     4.1. Investment Representation. The Grantee represents and warrants to the Company that the Grantee is acquiring the Option and, if and when the Grantee exercises the Option, will be acquiring the Units issuable upon the exercise thereof for the Grantee’s own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.
     4.2. Restricted Securities. The Grantee understands that, if and when the Grantee exercises the Option, the Grantee will be acquiring “restricted securities” under applicable federal securities laws, and may dispose of such Units only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. The Grantee represents and warrants to the Company that the Grantee is acquiring the Option and, if and when the Grantee exercises the Option, will be acquiring the Units issuable upon the exercise thereof for the Grantee’s own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.
     4.3. Due Diligence Investigation. The Grantee has made, either alone or together with its advisors, such independent investigation of the Company, its management and related matters as the Grantee deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the Company through the transactions contemplated by this Agreement; and the Grantee and advisors have received all information and data that the Grantee and advisor believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Company pursuant to the transactions contemplated by this Agreement.
Section 5. Waiver
     The Grantee hereby waives any and all rights, interests or causes of action against the Company which may exist prior to the date of this Agreement arising out of the Grantee’s option to purchase stock in the Company.
Section 6. Miscellaneous
     6.1. No Third Party Beneficiaries. This Agreement shall not confer any rights of remedies upon any person other than the Company, the Committee, the Grantee and their respective successors and permitted assigns.
     6.2. Default. In the event either the Company or the Grantee fails to comply with the terms of this Agreement, the other party to this Agreement shall be entitled to (a) injunctive

3

relief, as a matter of right, in any court of competent jurisdiction; and (b) any other relief or remedy that may be available pursuant to this Agreement or at law or equity.
     6.3. Waivers. The waiver by the undersigned of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
     6.4. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction and interpretation of this Agreement.
     6.5. Severability. The invalidity of all of any part of any section of this Agreement shall not render invalid the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provisions shall be interpreted to be only so broad as is enforceable.
     6.6. Binding Effects. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement, their heirs, personal representatives, successors, and permitted assignees.
     6.7. Entire Agreement. This writing, together with Schedule A, the Plan and any other documents incorporated herein by reference, contains the entire agreement of the Company and the Grantee. The parties are not bound by any oral statements that are made outside of this Agreement.
     WHEREAS, the Company and the Grantee have signed their names to this Agreement on the date as above written:

OPTIMOST LLC	GRANTEE

By:	Name:
Managing Member

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SCHEDULE A
Terms of Option
Name of Grantee: [NAME]
Date of Grant: [DATE]
Termination Date of Option: [DATE]
Number of Units That Can Be Purchased Under Option: [insert]
Purchase Price Per Unit: $ [insert]
Vesting: [insert] years (as described in Unit Option Agreement)
Initial Vesting Date: [DATE]

UNIT OPTION AGREEMENT
     AGREEMENT, dated as of October 17, 2007, between Optimost LLC, a New York limited liability company (the “Company”), and [NAME] (the “Grantee”)
     WHEREAS, the Company’s 2006 Equity Incentive Plan, as amended (the “Plan”) is incorporated in this Agreement by reference and made a part of it; and
     WHEREAS, in consideration of the Grantee’s performance of services for the Company as an employee, the Company desires to grant, and the Grantee desires to accept, an option to purchase Class A Units of the Company on the terms and conditions set forth herein, in accordance with the Plan; and
     WHEREAS, this option is granted pursuant to the terms of the Agreement and Plan of Merger dated on or about October 17, 2007 by and among Interwoven, Inc., Optimost LLC, Broadway Merger LLC, a wholly owned acquisition subsidiary of Interwoven, Inc., and Mark Wachen as representative (the “Merger”).
     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:
Section 1. Option To Purchase Units.
     1.1. Option. The Company hereby grants to the Grantee an irrevocable option (the “Option”) to purchase the number of Class A Units of the Company (the “Units”) as is listed on the attached Schedule A. Upon the terms and conditions of this Agreement, the Grantee may purchase the number of Units at an exercise price per Unit (the “Exercise Price”) as is listed on the attached Schedule A. This Option is not intended to satisfy the requirements for “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
     1.2. Exercise of Option. In the event the Grantee wishes to exercise a portion of the Option, the Grantee shall send a written notice to the Company (the “Unit Exercise Notice”) specifying a date for the closing of such purchase.
     1.2.1. Vesting. The right to exercise an Option is limited as hereinafter provided:
     (a) The Option may be exercised as hereinafter provided only to the extent that it has become vested as provided herein.
     (b) The Option shall not begin to vest until the date indicated on Schedule A (“Initial Vesting Date”). Provided Grantee’s employment with the Company continues, twenty-five percent (25%) of the Option will vest on the Initial Vesting Date, and an additional one forty-eighth (1/48) of such Option will vest for each additional calendar month thereafter until the Option is fully vested.

1

     (c) Notwithstanding any language to the contrary in the Plan (including, without limitation, as set forth in Section 11(b) of the Plan), the Option shall in no event be entitled to any acceleration of vesting or exercisability.
     (d) In the event that the Merger is not completed, this Option shall be of no force and effect, shall not be exercisable and shall expire.
     1.3. Registration of Units and Lock-Up Period. In the event the Company registers the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), the Grantee, upon notice from the Company, shall not sell or otherwise transfer any securities of the Company obtained in connection with this Agreement, during the 180-day period following the effective date of a registration statement filed under the Securities Act; provided, however, that such registration shall only apply to the Company’s initial public offering. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.
     1.4. Transferability. This Option may not be transferred except in the case of the death of the Grantee, as provided in the Plan.
     1.5. Terms of Plan. The Plan, a copy of which is attached hereto, is incorporated herein by reference and is made part of this Agreement as if fully set forth herein. This Agreement is subject to, and the Company and the Grantee agree to be bound by, all the terms and conditions of the Plan as the same exists at the time this Agreement was entered. The Plan shall control in the event there is any express conflict between the Plan and the terms hereof, and on such matters that are expressly covered in this Agreement. Subsequent amendments of the Plan shall not adversely affect the Grantee’s rights under the Agreement without Grantee’s consent.
Section 2. Condition To Delivery Of Units
     The Company’s obligation to deliver Units upon exercise of the Option is subject only to the condition that the Grantee be employed by the Company on the date the right to exercise the Option vests and that the Grantee executes a joinder to the Amended and Restated Limited Liability Company Agreement of the Company in form satisfactory to the Company which shall provide that the Grantee shall become a Member party thereto and the Units to be delivered upon exercise of the Option shall be held subject to all of the terms and conditions of such Agreement.
Section 3. The Closing
     3.1. Closing Date. Any closing hereunder shall take place on the date specified by the Grantee in his or her Unit Exercise Notice pursuant to Section 1 at 10:00 A.M., at the offices of the Company, or at such other time and place as the parties hereto may agree (the “Closing Date”). On the Closing Date, the Company will deliver the Units and the Grantee will purchase such Units from the Company at the price per Unit equal to the Exercise Price. In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contribution Act (“FICA”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Grantee in connection with the exercise, these amounts must

2

be remitted to the Company in addition to the Exercise Price, or if approved by the Committee, in its sole discretion, the Grantee may elect to satisfy such withholdings by having Units withheld. Any payment made by the Grantee to the Company pursuant to this Agreement shall be made (i) by wire transfer or by certified, bank or personal check (ii) if approved by the Committee, in its sole discretion, by withholding and surrender of the Units subject to the Option, or (iii) by such other method as the Committee may approve, including, after the Company becomes a Reporting Company, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.
     3.2. Legends. Any certificates representing the Units may bear an appropriate legend relating to the fact that such Units have not been registered under the Securities Act.
Section 4. Representations And Warranties Of The Grantee
     4.1. Investment Representation. The Grantee represents and warrants to the Company that the Grantee is acquiring the Option and, if and when the Grantee exercises the Option, will be acquiring the Units issuable upon the exercise thereof for the Grantee’s own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.
     4.2. Restricted Securities. The Grantee understands that, if and when the Grantee exercises the Option, the Grantee will be acquiring “restricted securities” under applicable federal securities laws, and may dispose of such Units only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. The Grantee represents and warrants to the Company that the Grantee is acquiring the Option and, if and when the Grantee exercises the Option, will be acquiring the Units issuable upon the exercise thereof for the Grantee’s own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.
     4.3. Due Diligence Investigation. The Grantee has made, either alone or together with its advisors, such independent investigation of the Company, its management and related matters as the Grantee deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the Company through the transactions contemplated by this Agreement; and the Grantee and advisors have received all information and data that the Grantee and advisor believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Company pursuant to the transactions contemplated by this Agreement.
Section 5. Waiver
     The Grantee hereby waives any and all rights, interests or causes of action against the Company which may exist prior to the date of this Agreement arising out of the Grantee’s option to purchase stock in the Company.
Section 6. Assumption of Option

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     This Option shall be assumed by Interwoven, Inc. upon the Closing Date of the Merger (as such term is defined in the Merger Agreement).
Section 7. Miscellaneous
     7.1. No Third Party Beneficiaries. This Agreement shall not confer any rights of remedies upon any person other than the Company, the Committee, the Grantee and their respective successors and permitted assigns.
     7.2. Default. In the event either the Company or the Grantee fails to comply with the terms of this Agreement, the other party to this Agreement shall be entitled to (a) injunctive relief, as a matter of right, in any court of competent jurisdiction; and (b) any other relief or remedy that may be available pursuant to this Agreement or at law or equity.
     7.3. Waivers. The waiver by the undersigned of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
     7.4. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction and interpretation of this Agreement.
     7.5. Severability. The invalidity of all of any part of any section of this Agreement shall not render invalid the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provisions shall be interpreted to be only so broad as is enforceable.
     7.6. Binding Effects. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement, their heirs, personal representatives, successors, and permitted assignees.
     7.7. Entire Agreement. This writing, together with Schedule A, the Plan and any other documents incorporated herein by reference, contains the entire agreement of the Company and the Grantee. The parties are not bound by any oral statements that are made outside of this Agreement.
     WHEREAS, the Company and the Grantee have signed their names to this Agreement on the date as above written:

OPTIMOST LLC	GRANTEE

By:	Name:
Managing Member

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SCHEDULE A
Terms of Option
Name of Grantee: [NAME]
Date of Grant: October 17, 2007
Number of Units That Can Be Purchased Under Option: [insert]
Exercise Price Per Unit: $1.116 (Equal to 50% of the Cash Amount Per Class A Unit as set forth in the Merger Agreement)
Initial Vesting Date: The first anniversary of the Closing Date of the Merger, as such term is defined in the Merger Agreement.

INTERWOVEN, INC.
160 East Tasman Drive
San Jose, CA 95134
Optimost Option Assumption Agreement
November ___, 2007
Dear [NAME]:
As you know, on November 1, 2007 (the “Effective Time”), Interwoven, Inc., a Delaware corporation (“Interwoven”), completed its acquisition of Optimost LLC., a New York limited liability company (“Optimost”) pursuant to an Agreement and Plan of Merger, dated as of October 17, 2007 (the “Merger Agreement”), pursuant to which Optimost merged with and into Broadway Merger LLC, a wholly-owned subsidiary of Interwoven (the “Acquisition”) and ceased to exist as an independent entity. The purpose of this notice is to inform you of how your options to purchase Class A Units of Optimost (“Optimost Options”), whether or not granted under the Optimost 2006 Equity Compensation Plan, as amended (the “Option Plan”), will be treated in connection with the Acquisition.
Acceleration
Immediately prior to the completion of the Acquisition, each of your outstanding and unvested Optimost Options other than any New Optimost Option that you were granted in connection with the Acquisition (these options are referred to as “New Optimost Options” in your Interwoven offer letter or employment agreement) accelerated as to twelve (12) months of vesting (that is, you will be deemed to have completed an additional twelve (12) full months of continuous service).
Cash-Out of Vested Options
Upon the completion of the Acquisition, your Optimost Options that were outstanding and vested (including those Optimost Options that accelerated as to twelve (12) months of vesting as described above, which for the sake of clarity, did not include your New Optimost Options) were automatically converted into the right to receive an amount of cash (without interest) equal to the product of (1) $2.2319, which is the cash amount payable per Class A Unit (as determined in the Merger Agreement) minus the exercise price per Class A Unit subject to such Optimost Option multiplied by (2) the number of Class A Units subject to such Optimost Option (subject to applicable tax withholdings and deductions for the Escrow (as defined in the Merger Agreement) and rounded to the nearest cent). This cash amount is referred to as the “Cash-Out”. You will receive a “letter of transmittal” instructing you how to receive the Cash-Out.
Assumption & Conversion of Unvested Options
Upon the completion of the Acquisition, your Optimost Options that were outstanding and unvested (including your New Optimost Options) were assumed by Interwoven and converted into options to purchase shares of Interwoven’s Common Stock pursuant to a conversion ratio intended to preserve the economic value of your Optimost Options that existed immediately prior to the Acquisition (the “Assumed Options”). Each Assumed Option will continue to be subject to the same terms and conditions of the Option Plan and any applicable option agreements to which they were subject prior to the completion of the Acquisition (including the existing term and vesting schedule) except as set forth in this notice.
Your Optimost Options were converted into Assumed Options as follows: (i) each Assumed Option will be exercisable (when vested) for that number of whole shares of Interwoven Common Stock determined by multiplying the number of shares of Optimost Common Stock subject to such Optimost Option immediately prior to the Effective Time of the Acquisition by the Option Exchange Ratio (as defined below) (rounded down to the nearest whole number of Interwoven Common Stock, with no consideration being payable for any fractional share eliminated by such rounding)) and (ii) the exercise price per share of each such Optimost Option will equal the exercise price of each such Option immediately prior to the Effective Time of the Acquisition divided by the Option Exchange Ratio (rounded up to the nearest whole cent).
The “Option Exchange Ratio” is 15.6583%, which is equal to the quotient obtained by dividing (x) $2.2319, which is the Cash Amount Per Class A Unit (as defined in the Merger Agreement) by (y) the $14.25, which is the average of the closing prices for a share of Interwoven Common Stock as quoted on the NASDAQ Global Market for fifteen (15) consecutive trading days ending on (and including) the trading day that is three (3) trading days prior to the closing of the Acquisition.
The table below summarizes your assumed Optimost Options immediately before and after the Acquisition. It reflects the conversion of your Optimost Options using the Option Exchange Ratio. By signing below, you hereby agree that the Optimost Options listed below represent all of your outstanding and unvested Optimost Options as of the date hereof and that you have no further right or claim to any Optimost Options (except for your Optimost Options that are being Cashed-Out as set forth above).

OPTIMOST OPTION			ASSUMED OPTION
		Exercise Price per		Exercise Price per
	No. of Optimost	Optimost Class A	No. of Interwoven	Share of Interwoven
Grant Date	Class A Units	Unit	Shares	Common Stock
Exercise of Assumed Options
In accordance with Interwoven’s policies the only permissible methods to exercise your Assumed Options are cash, check, wire transfer, or through a cashless exercise program with eTrade, Interwoven’s designated broker and Assumed Options may be exercised only if there is an effective S-8 registration statement on file with the Securities and Exchange Commission covering the shares issuable upon the exercise of such Assumed Options. None of the Assumed Options may be “early exercised” (i.e., an Assumed Option may be exercised for shares of Interwoven Common Stock only to the extent the Assumed Option is vested at the time of exercise pursuant to the applicable vesting schedule). Upon termination of your employment you will have the applicable limited post-termination exercise period specified in your option agreements for your Assumed Option.
Unless the context otherwise requires, on and following the assumption of your Optimost Options as described above, any references in the Plan and the option agreements to: (i) the “Company,” the “Corporation” or the “LLC” means Interwoven, (ii) “Stock,” “Common Stock,” “Shares,” “Class A Units” or “Units” means shares of Interwoven Common Stock, (iii) the “Board of Directors,” the “Board” or the “Management Committee” means the Board of Directors of Interwoven and (iv) the “Committee”

means the Compensation Committee of the Board of Directors of Interwoven. All references in the option agreements and the Plan relating to your status as an employee of Optimost will now refer to your status as an employee of Interwoven or any present or future Interwoven subsidiary. All references in either the Plan or the option agreements to (i) the Amended and Restated Limited Liability Company Agreement, (ii) provisions requiring you to execute such agreement or (iii) provisions stating that you shall become a “member” or otherwise be entitled to rights under such agreement shall be null and void.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

Please sign and date this Agreement, as soon as possible, and return it to                      or fax to her at the following number:                     .
Until your fully executed Acknowledgment (below) is received by Interwoven’s Stock Administration Department your Assumed Options will not be exercisable. If you have any questions regarding this notice or your Optimost Options, please contact [NAME] at [NUMBER] or [EMAIL].

Very truly yours,

INTERWOVEN INC.

[NAME]
[TITLE]
ACKNOWLEDGMENT
The undersigned acknowledges receipt of the foregoing Option Assumption Agreement and understands and agrees that all rights and liabilities with respect to the Assumed Options listed on the table above are hereby assumed by Interwoven and are as set forth in the option agreements for such Assumed Options, the Plan and this Option Assumption Agreement and agrees to the terms as set forth in such Option Assumption Agreement.

DATED: , 2007

[NAME] — Optionee

Address:

UNIT OPTION AGREEMENT
     AGREEMENT, dated as of October 17, 2007, between Optimost LLC, a New York limited liability company (the “Company”), and [NAME] (the “Grantee”)
     WHEREAS, the Company’s 2006 Equity Incentive Plan, as amended (the “Plan”) is incorporated in this Agreement by reference and made a part of it; and
     WHEREAS, in consideration of the Grantee’s performance of services for the Company as an employee, the Company desires to grant, and the Grantee desires to accept, an option to purchase Class A Units of the Company on the terms and conditions set forth herein, in accordance with the Plan; and
     WHEREAS, this option is granted pursuant to the terms of the Agreement and Plan of Merger dated on or about October 17, 2007 by and among Interwoven, Inc., Optimost LLC, Broadway Merger LLC, a wholly owned acquisition subsidiary of Interwoven, Inc., and Mark Wachen as representative (the “Merger”).
     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:
Section 1. Option To Purchase Units.
     1.1. Option. The Company hereby grants to the Grantee an irrevocable option (the “Option”) to purchase the number of Class A Units of the Company (the “Units”) as is listed on the attached Schedule A. Upon the terms and conditions of this Agreement, the Grantee may purchase the number of Units at an exercise price per Unit (the “Exercise Price”) as is listed on the attached Schedule A. This Option is not intended to satisfy the requirements for “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
     1.2. Exercise of Option. Each portion of the Option must be exercised by March 15 of the calendar year following the calendar year in which such portion of the Option vests. In the event the Grantee wishes to exercise a portion of the Option, the Grantee shall send a written notice to the Company (the “Unit Exercise Notice”) specifying a date for the closing of such purchase. To the extent the vested portion of the Option is not exercised by said March 15, such portion of the Option shall expire.
     1.2.1. Vesting. The right to exercise an Option is limited as hereinafter provided:
     (a) The Option may be exercised as hereinafter provided only to the extent that it has become vested as provided herein.
     (b) The Option shall not begin to vest until the dated indicated on Schedule A (“Initial Vesting Date”). Provided Grantee’s employment with the Company continues, fifty percent (50%) of the Option will vest on the Initial Vesting Date, and an additional

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one twenty-fourth (1/24) of such Option will vest for each additional calendar month thereafter until the Option is fully vested.
     (c) Notwithstanding the foregoing, if (i) Grantee’s employment is terminated without Cause (as defined in the Employment Agreement between Grantee and Interwoven Inc., dated October 16, 2007 (the “Interwoven Employment Agreement”), Grantee resigns employment for Good Reason (as defined in the Interwoven Employment Agreement), or Grantee dies or becomes Permanently Disabled (as defined in the Interwoven Employment Agreement), and (ii) Grantee, or in the event of Grantee’s death or Permanent Disability, Grantee’s beneficiary, delivers to Interwoven a signed Release (as defined in the Interwoven Employment Agreement) and satisfies all conditions to make the Release effective, then 100% of the Class A Units subject to the Option shall accelerate and become exercisable.
     (d) Except as set forth in Section 1.2(c) above, notwithstanding any language to the contrary in the Plan (including, without limitation, as set forth in Section 11(b) of the Plan), the Option shall in no event be entitled to any acceleration of vesting or exercisability.
     (e) In the event that the Merger is not completed, this Option shall be of no force and effect, shall be not exercisable and shall expire.
     1.3. Registration of Units and Lock-Up Period. In the event the Company registers the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), the Grantee, upon notice from the Company, shall not sell or otherwise transfer any securities of the Company obtained in connection with this Agreement, during the 180-day period following the effective date of a registration statement filed under the Securities Act; provided, however, that such registration shall only apply to the Company’s initial public offering. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.
     1.4. Transferability. This Option may not be transferred except in the case of the death of the Grantee, as provided in the Plan.
     1.5. Terms of Plan. The Plan, a copy of which is attached hereto, is incorporated herein by reference and is made part of this Agreement as if fully set forth herein. This Agreement is subject to, and the Company and the Grantee agree to be bound by, all the terms and conditions of the Plan as the same exists at the time this Agreement was entered. The Plan shall control in the event there is any express conflict between the Plan and the terms hereof, and on such matters that are expressly covered in this Agreement. Subsequent amendments of the Plan shall not adversely affect the Grantee’s rights under the Agreement without Grantee’s consent.
Section 2. Condition To Delivery Of Units
     The Company’s obligation to deliver Units upon exercise of the Option is subject only to the condition that the Grantee be employed by the Company on the date the right to exercise the

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Option vests and that the Grantee executes a joinder to the Amended and Restated Limited Liability Company Agreement of the Company in form satisfactory to the Company which shall provide that the Grantee shall become a Member party thereto and the Units to be delivered upon exercise of the Option shall be held subject to all of the terms and conditions of such Agreement.
Section 3. The Closing
     3.1. Closing Date. Any closing hereunder shall take place on the date specified by the Grantee in his or her Unit Exercise Notice pursuant to Section 1 at 10:00 A.M., at the offices of the Company, or at such other time and place as the parties hereto may agree (the “Closing Date”). On the Closing Date, the Company will deliver the Units and the Grantee will purchase such Units from the Company at the price per Unit equal to the Exercise Price. In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contribution Act (“FICA”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Grantee in connection with the exercise, these amounts must be remitted to the Company in addition to the Exercise Price, or the Grantee may elect to satisfy such withholdings by having Units withheld. Any payment made by the Grantee to the Company pursuant to this Agreement shall be made by wire transfer or by certified, bank or personal check.
     3.2. Legends. Any certificates representing the Units may bear an appropriate legend relating to the fact that such Units have not been registered under the Securities Act.
Section 4. Representations And Warranties Of The Grantee
     4.1. Investment Representation. The Grantee represents and warrants to the Company that the Grantee is acquiring the Option and, if and when the Grantee exercises the Option, will be acquiring the Units issuable upon the exercise thereof for the Grantee’s own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.
     4.2. Restricted Securities. The Grantee understands that, if and when the Grantee exercises the Option, the Grantee will be acquiring “restricted securities” under applicable federal securities laws, and may dispose of such Units only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. The Grantee represents and warrants to the Company that the Grantee is acquiring the Option and, if and when the Grantee exercises the Option, will be acquiring the Units issuable upon the exercise thereof for the Grantee’s own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.
     4.3. Due Diligence Investigation. The Grantee has made, either alone or together with its advisors, such independent investigation of the Company, its management and related matters as the Grantee deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the Company through the transactions contemplated by this Agreement; and the Grantee and advisors have received all information and data that the Grantee and advisor believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Company pursuant to the transactions contemplated by this Agreement.

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Section 5. Waiver
     The Grantee hereby waives any and all rights, interests or causes of action against the Company which may exist prior to the date of this Agreement arising out of the Grantee’s option to purchase stock in the Company.
Section 6. Assumption of Option
     This Option shall be assumed by Interwoven, Inc. upon the Closing Date of the Merger (as such term is defined in the Merger Agreement). The terms of the Interwoven Employment Agreement are incorporated herein by reference.
Section 7. Miscellaneous
     7.1. No Third Party Beneficiaries. This Agreement shall not confer any rights of remedies upon any person other than the Company, the Committee, the Grantee and their respective successors and permitted assigns.
     7.2. Default. In the event either the Company or the Grantee fails to comply with the terms of this Agreement, the other party to this Agreement shall be entitled to (a) injunctive relief, as a matter of right, in any court of competent jurisdiction; and (b) any other relief or remedy that may be available pursuant to this Agreement or at law or equity.
     7.3. Waivers. The waiver by the undersigned of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
     7.4. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction and interpretation of this Agreement.
     7.5. Severability. The invalidity of all of any part of any section of this Agreement shall not render invalid the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provisions shall be interpreted to be only so broad as is enforceable.
     7.6. Binding Effects. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement, their heirs, personal representatives, successors, and permitted assignees.
     7.7. Entire Agreement. This writing, together with Schedule A, the Plan and any other documents incorporated herein by reference, contains the entire agreement of the Company and the Grantee. The parties are not bound by any oral statements that are made outside of this Agreement.
     WHEREAS, the Company and the Grantee have signed their names to this Agreement on the date as above written:

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OPTIMOST LLC	GRANTEE

By:	Name:
Managing Member

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SCHEDULE A
Terms of Option
Name of Grantee: [NAME]
Date of Grant: October 17, 2007
Number of Units That Can Be Purchased Under Option: [insert]
Exercise Price Per Unit: $1.116 (Equal to 50% of the Cash Amount Per Class A Unit as set forth in the Merger Agreement)
Initial Vesting Date: The first anniversary of the Closing Date of the Merger, as such term is defined in the Merger Agreement.

INTERWOVEN, INC.
160 East Tasman Drive
San Jose, CA 95134
Optimost Option Assumption Agreement
November ___, 2007
Dear [NAME]:
As you know, on November 1, 2007 (the “Effective Time”), Interwoven, Inc., a Delaware corporation (“Interwoven”), completed its acquisition of Optimost LLC., a New York limited liability company (“Optimost”) pursuant to an Agreement and Plan of Merger, dated as of October 17, 2007 (the “Merger Agreement”), pursuant to which Optimost merged with and into Broadway Merger LLC, a wholly-owned subsidiary of Interwoven (the “Acquisition”) and ceased to exist as an independent entity. The purpose of this notice is to inform you of how your options to purchase Class A Units of Optimost (“Optimost Options”), whether or not granted under the Optimost 2006 Equity Compensation Plan, as amended (the “Option Plan”), will be treated in connection with the Acquisition.
Acceleration
Immediately prior to the completion of the Acquisition, each of your outstanding and unvested Optimost Options other than any New Optimost Option that you were granted in connection with the Acquisition (these options are referred to as “New Optimost Options” in your Interwoven offer letter or employment agreement) accelerated as to twelve (12) months of vesting (that is, you will be deemed to have completed an additional twelve (12) full months of continuous service).
Cash-Out of Vested Options
Upon the completion of the Acquisition, your Optimost Options that were outstanding and vested (including those Optimost Options that accelerated as to twelve (12) months of vesting as described above, which for the sake of clarity, did not include your New Optimost Options) were automatically converted into the right to receive an amount of cash (without interest) equal to the product of (1) $2.2319, which is the cash amount payable per Class A Unit (as determined in the Merger Agreement) minus the exercise price per Class A Unit subject to such Optimost Option multiplied by (2) the number of Class A Units subject to such Optimost Option (subject to applicable tax withholdings and deductions for the Escrow (as defined in the Merger Agreement) and rounded to the nearest cent). This cash amount is referred to as the “Cash-Out”. You will receive a “letter of transmittal” instructing you how to receive the Cash-Out.
Assumption & Conversion of Unvested Options
     Upon the completion of the Acquisition, your Optimost Options that were outstanding and unvested (including your New Optimost Options) were assumed by Interwoven and converted into options to purchase shares of Interwoven’s Common Stock pursuant to a conversion ratio intended to preserve the economic value of your Optimost Options that existed immediately prior to the Acquisition (the “Assumed Options”). Each Assumed Option will continue to be subject to the same terms and conditions of the Option Plan and any applicable option agreements to which they were subject prior to the completion of the Acquisition (including the existing term and vesting schedule) except as set forth in this notice.
Your Optimost Options were converted into Assumed Options as follows: (i) each Assumed Option will be exercisable (when vested) for that number of whole shares of Interwoven Common Stock determined by multiplying the number of shares of Optimost Common Stock subject to such Optimost Option immediately prior to the Effective Time of the Acquisition by the Option Exchange Ratio (as defined below) (rounded down to the nearest whole number of Interwoven Common Stock, with no consideration being payable for any fractional share eliminated by such rounding)) and (ii) the exercise price per share of each such Optimost Option will equal the exercise price of each such Option immediately prior to the Effective Time of the Acquisition divided by the Option Exchange Ratio (rounded up to the nearest whole cent).
The “Option Exchange Ratio” is 15.6583%, which is equal to the quotient obtained by dividing (x) $2.2319, which is the Cash Amount Per Class A Unit (as defined in the Merger Agreement) by (y) the $14.25, which is the average of the closing prices for a share of Interwoven Common Stock as quoted on the NASDAQ Global Market for fifteen (15) consecutive trading days ending on (and including) the trading day that is three (3) trading days prior to the closing of the Acquisition.
The table below summarizes your assumed Optimost Options immediately before and after the Acquisition. It reflects the conversion of your Optimost Options using the Option Exchange Ratio. By signing below, you hereby agree that the Optimost Options listed below represent all of your outstanding and unvested Optimost Options as of the date hereof and that you have no further right or claim to any Optimost Options (except for your Optimost Options that are being Cashed-Out as set forth above).

OPTIMOST OPTION			ASSUMED OPTION
		Exercise Price per		Exercise Price per
	No. of Optimost	Optimost Class A	No. of Interwoven	Share of Interwoven
Grant Date	Class A Units	Unit	Shares	Common Stock
Exercise of Assumed Options
In accordance with Interwoven’s policies the only permissible methods to exercise your Assumed Options are cash, check, wire transfer, or through a cashless exercise program with eTrade, Interwoven’s designated broker and Assumed Options may be exercised only if there is an effective S-8 registration statement on file with the Securities and Exchange Commission covering the shares issuable upon the exercise of such Assumed Options; provided, however, that with respect to your New Optimost Options only, in the event that there is not an effective S-8 registration statement on file with the Securities and Exchange Commission when your New Optimost Options become vested, the terms in your Interwoven offer letter or employment agreement shall control the exercise of your New Optimost Option. None of the Assumed Options may be “early exercised” (i.e., an Assumed Option may be exercised for shares of Interwoven Common Stock only to the extent the Assumed Option is vested at the time of exercise pursuant to the applicable vesting schedule). Upon termination of your employment you will have the applicable limited post-termination exercise period specified in your option agreements for your Assumed Option.

Unless the context otherwise requires, on and following the assumption of your Optimost Options as described above, any references in the Plan and the option agreements to: (i) the “Company,” the “Corporation” or the “LLC” means Interwoven, (ii) “Stock,” “Common Stock,” “Shares,” “Class A Units” or “Units” means shares of Interwoven Common Stock, (iii) the “Board of Directors,” the “Board” or the “Management Committee” means the Board of Directors of Interwoven and (iv) the “Committee” means the Compensation Committee of the Board of Directors of Interwoven. All references in the option agreements and the Plan relating to your status as an employee of Optimost will now refer to your status as an employee of Interwoven or any present or future Interwoven subsidiary. All references in either the Plan or the option agreements to (i) the Amended and Restated Limited Liability Company Agreement, (ii) provisions requiring you to execute such agreement or (iii) provisions stating that you shall become a “member” or otherwise be entitled to rights under such agreement shall be null and void.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

Please sign and date this Agreement, as soon as possible, and return it to                      or fax to her at the following number:                     .
Until your fully executed Acknowledgment (below) is received by Interwoven’s Stock Administration Department your Assumed Options will not be exercisable. If you have any questions regarding this notice or your Optimost Options, please contact [NAME] at [NUMBER] or [EMAIL].

Very truly yours,

INTERWOVEN INC.

[NAME]
[TITLE]
ACKNOWLEDGMENT
The undersigned acknowledges receipt of the foregoing Option Assumption Agreement and understands and agrees that all rights and liabilities with respect to the Assumed Options listed on the table above are hereby assumed by Interwoven and are as set forth in the option agreements for such Assumed Options, the Plan and this Option Assumption Agreement and agrees to the terms as set forth in such Option Assumption Agreement.

DATED: , 2007

[NAME] — Optionee

Address: